As filed with the Securities and Exchange Commission on August 21, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Aqua Metals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1169572
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5370 Kietzke Lane, Suite 201 Reno, Nevada	89511
(Address of Principal Executive Offices)	(Zip Code)

2019 Stock Incentive Plan

(Full title of the plan)

Stephen Cotton
Chief Executive Officer
5370 Kietzke Lane, Suite 201

Reno, Nevada 89511

(Name and address of agent for service)

(775) 446-4418

(Telephone number, including area code, of agent for service)

Copy to:

Daniel K. Donahue

Greenberg Traurig, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92612

(949) 732-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Aqua Metals, Inc. (the “Company”) for the purpose of registering an additional 750,000 shares of the Company’s Common Stock that became reserved for issuance under the Company’s 2019 Stock Incentive Plan, as amended (the “Plan”), following stockholder approval of an amendment to the Plan on August 18, 2026. The additional shares are securities of the same class as other securities for which the Company’s Registration Statement on Form S-8 (File No. 333-232148), filed with the Securities and Exchange Commission (the “Commission”) on June 14, 2019, is effective. Pursuant to General Instruction E to Form S-8, the contents of such earlier Registration Statement are incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED

IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 31, 2026, as amended by Amendment No. 1 on Form 10-K/A filed on April 30, 2026;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 14, 2026;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed on July 30, 2026;

(d)	The Company’s Current Reports on Form 8-K filed on February 11, 2026 and August 21, 2026 (in each case, excluding any information furnished rather than filed);

(e)

The description of the Company’s common stock contained in its registration statement on Form 8-A filed on July 24, 2015, including any amendment or report filed for the purpose of updating such description; and

(f)

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 8.         Exhibits.

Exhibit No.	Description	Method of Filing

4.1	Specimen Certificate representing shares of common stock of Registrant	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on July 20, 2015.

5.1	Opinion and Consent of Greenberg Traurig, LLP	Filed electronically herewith.

23.1	Consent of Forvis Mazars, LLP	Filed electronically herewith.

23.2	Consent of Greenberg Traurig, LLP	Included in Exhibit 5.1.

24.1	Power of Attorney	Included on the signature page to this registration statement.

99.1	Aqua Metals, Inc. 2019 Stock Incentive Plan, as amended

The 2019 Stock Incentive Plan is incorporated by reference from the Company’s Definitive Proxy Statement filed on March 4, 2019. The 2026 amendment is incorporated by reference from Appendix A to the Company’s Definitive Proxy Statement filed on July 8, 2026.

107	Filing Fee Table	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reno, Nevada on August 21, 2026.

AQUA METALS, INC.

By:	/s/ Stephen Cotton
Stephen Cotton
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen Cotton and Eric West, and each of them, as such person’s true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 21, 2026 by the following persons in the capacities indicated.

Signature	Title

/s/ Stephen Cotton
Stephen Cotton	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Eric West
Eric West	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Vincent L. DiVito	Chairman of the Board
Vincent L. DiVito

/s/ Eric Gangloff	Director
Eric Gangloff

/s/ Steven Henderson	Director
Steven Henderson

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